(KPMG logo)
KPMG
99 High Street
Boston, MA 02110-2371
February 21, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We were previously independent accountants for the Liberty All-Star Growth and Income Fund, and under the Date of Independent Auditors' Reports listed in
Exhibit I, we reported on the financial statements and financial highlights as of the Final Audit Dates listed in Exhibit I and for the years or periods covered by our Independent Auditors' Reports listed in Exhibit I. We have read the statements made by Colonial Management Associates, which we understand will be filed in response to Sub-Item 77k of Form N-SAR and we agree with the statements concerning our firm contained therein.


Very truly yours,


KPMG

Funds Ceasing Client-Auditor Relationship
Exhibit I


                                                                  Date of
                                            Final               Independent
Fund Name                                Audit Date           Auditors' Report

Liberty ALL-STAR Growth and Income Fund    *                         *


*- KPMG LLP was appointed as independent accountants for this fund in 1998, however we did not perform an audit for the period ended December 31, 1999.